Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES TO ACQUIRE
COGNATE BIOSERVICES TO CREATE
A PREMIER SCIENTIFIC PARTNER
FOR CELL AND GENE THERAPY DEVELOPMENT

– Significantly Expands Charles River’s Scientific Capabilities
in the High-Growth Cell and Gene Therapy Sector –

– Combines Cognate’s Comprehensive Cell and Gene Therapy
CDMO Capabilities to Establish an Integrated Solution from
Discovery through CGMP Manufacturing –

WILMINGTON, MA, February 17, 2021 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has signed a definitive agreement to acquire Cognate BioServices, Inc., a premier, cell and gene therapy contract development and manufacturing organization (CDMO), for approximately $875 million in cash, subject to customary closing adjustments. The transaction is expected to close by the end of the first quarter of 2021, subject to regulatory requirements and customary closing conditions.

James C. Foster, Chairman, President and Chief Executive Officer of Charles River Laboratories, commented, “Cognate BioServices presents a unique opportunity to expand into a high-growth, value-added sector of the CDMO market and enhance our ability to meet our clients’ needs in emerging areas of scientific innovation. This acquisition will be an exceptional strategic fit, adding to our comprehensive suite of early-stage research and manufacturing support solutions and enabling us to achieve our goal of establishing a single scientific partner to provide biopharmaceutical clients with an integrated solution to help accelerate their cell and gene therapy programs from discovery and non-clinical development through commercialization.”

“Because of the synergistic fit with Charles River, the market growth potential, and the emerging role of advanced drug modalities as treatments for oncology and rare disease, we believe Cognate will meaningfully enhance our long-term revenue and earnings growth potential. We look forward to welcoming Cognate’s dedicated employees to the Charles River family,” Mr. Foster concluded.

Cognate is a premier, cell and gene therapy CDMO offering comprehensive manufacturing solutions for cell therapies, as well as for production of plasmid DNA and other inputs in the CDMO value chain. The planned acquisition will establish Charles River as a premier scientific partner for cell and gene therapy development, testing, and manufacturing, providing clients with an integrated solution from basic research and discovery through CGMP production. Cognate has extensive experience producing various cell types and technologies used in cellular immunotherapy and immuno-oncology, regenerative medicine, and advanced cell therapy. Headquartered in Memphis, Tennessee, Cognate has operations in North America and Europe with over 500 employees.

Strategic Rationale

The acquisition of Cognate will expand Charles River’s scientific capabilities into the emerging, high-growth cell and gene therapy CDMO sector, establishing a comprehensive solution from discovery and non-clinical development through CGMP manufacturing in advanced drug modalities.

•	Expands Scientific Expertise into Major CDMO Platforms for Cell and Gene Therapies – Cognate offers its clients a broad portfolio of cell and gene therapy solutions across the major CDMO platforms, enhancing its ability to meet its clients’ evolving scientific needs. Its primary area of expertise is in CGMP cell therapy manufacturing, which processes a variety of cellular products and other starting materials to develop and produce allogeneic (donor-derived) and autologous (patient-derived) cell therapies. Cognate also produces plasmid DNA, which is a foundational tool used in the development of gene-modified cell therapies and gene therapies, as well as other CDMO inputs.

•	Complements Charles River’s existing portfolio and establishes a premier scientific partner for the development, testing, and manufacturing of advanced drug modalities – Biopharmaceutical clients are seeking to drive greater efficiency and leverage scientific benefits by working with fewer, trusted partners who have broad, integrated capabilities. The addition of Cognate will be complementary to Charles River’s existing, non-clinical capabilities, establishing a premier scientific partner for cell and gene therapy development, testing, and manufacturing, and providing clients with an integrated solution from basic research through CGMP production.

Cognate will be particularly synergistic with the Company’s Biologics Testing Solutions business. It will enable clients to seamlessly conduct analytical testing, process development, and manufacturing for advanced modalities with the same scientific partner, enabling them to achieve their goal of driving greater efficiency. Clients will also have access to the Company’s cellular products as the starting point for their cell therapy programs and will be able to work with Charles River through every step of the research and early-stage development process before moving into CGMP production with Cognate, accelerating clients’ speed to market for advanced drug modalities.

•	Enhances Charles River’s growth potential with increased exposure to a high-growth market sector – Cognate will immediately enhance Charles River’s growth potential by expanding its comprehensive platform of high-growth cell and gene therapy solutions. The addressable market for Cognate’s CDMO services – principally cell therapy and plasmid production – is currently estimated at approximately $1.5 billion and expected to grow at least 25% annually over the next five years. With a significant portion of cell and gene therapy programs in the preclinical phase, demand for Cognate’s services is expected to intensify as more of these programs progress into late-stage development and commercialization.

•	Expected to drive profitable growth and shareholder value – The acquisition is expected to generate attractive financial returns that are consistent with Charles River’s disciplined investment criteria. It is also expected to be meaningfully accretive to Charles River’s long-term revenue and earnings per share growth. Cognate is expected to generate annual revenue of approximately $140 million in 2021, and is expected to grow at least 25% annually over the next five years.

Additional Financial and Transaction Details

Based on the anticipated completion of the acquisition by the end of the first quarter, Cognate is expected to add approximately $110 million to Charles River’s 2021 consolidated revenue for the partial year. The transaction is expected to be neutral to non-GAAP earnings per share in 2021, and accretive thereafter. Items excluded from non-GAAP earnings per share are expected to include all acquisition-related costs, which primarily include amortization of intangible assets, advisory fees, certain costs associated with efficiency initiatives, and certain third-party integration costs.

The acquisition and associated fees are expected to be financed through Charles River’s existing credit facility and cash. The Company is evaluating further optimizing its debt structure which could be used to finance the acquisition and for general corporate purposes.

Cognate is expected to be reported as part of Charles River’s Manufacturing Support segment.

Advisors and Cognate Ownership

Gordon Dyal & Co., LLC is acting as the exclusive financial advisor to Charles River. Davis Polk & Wardwell LLP is acting as Charles River’s transactional legal counsel, and Weil, Gotshal & Manges LLP is acting as antitrust counsel. Dark Horse Consulting Group, Inc. is acting as Charles River’s strategic advisor.

Cognate is supported by its majority shareholder, EW Healthcare Partners, as well as minority shareholders, Medivate Partners, BlackRock, and a sovereign wealth fund. Morgan Stanley & Co. LLC is acting as the exclusive financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Cognate and its shareholders.

Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, integration costs, advisory fees, and other charges related to our acquisitions and expenses associated with evaluating acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this news release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen irregularly and the underlying costs associated with such activities do not recur on a consistent basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this news release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to periodically assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. A reconciliation of the effect of this transaction on non-GAAP earnings per share for 2021 to the most directly comparable GAAP financial measure has not been included because it is impracticable to determine the allocation of the purchase price for the proposed acquisition and other necessary adjustments at this time.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the acquisition of Cognate BioServices, expectations regarding the timing of the closing of the acquisition, and Charles River’s expectations with respect to the impact of Cognate on the Company, its product and service offerings, client perception, revenue, revenue growth rates, and earnings per share; Charles River’s projected future performance including revenue and earnings per share; as well as Charles River’s future growth in the area of cell and gene therapy CDMO services. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully complete the acquisition of Cognate, our ability to successfully integrate Cognate, and risks and uncertainties associated with Cognate’s products and services which are in areas in which Charles River does not currently operate. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 11, 2020 and the Quarterly Report on Form 10-Q as filed on October 29, 2020, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com